    PLEASE MARK
[X] YOUR VOTE
    AS THIS



                                                         FOR   AGAINST   ABSTAIN

1. To approve the Merger                                 [_]     [_]       [_]
   Agreement and the transactions
   contemplated thereby.

2. To approve the Distribution                           [_]     [_]       [_]
   Agreement and the transactions
   contemplated thereby.

3. To approve the 1996 New                               [_]     [_]       [_]
   GranCare Plan.

4. To approve the New GranCare                           [_]     [_]       [_]
   Annual Incentive Plan and
   Stockholder Value Program.

5. To approve the possible                               [_]     [_]       [_]
   adjournment of the Special
   Meeting for the purpose of
   soliciting additional votes in favor
   of proposals 1 through 4.

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

Signature(s) _______________________________________   Date ___________________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

                                GRANCARE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         FOR SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 8, 1997

  The undersigned shareholder of GranCare, Inc., a California corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated January 8, 1997, and the undersigned revokes all other proxies and appoints Gene E. Burleson and Evrett W. Benton, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Shareholders at 11:00 a.m., local time, February 8, 1997 and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.


            (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)